GENERAL ADMINISTRATION AGREEMENT

         GENERAL ADMINISTRATION AGREEMENT made as of ____________________________ by and between STATE STREET RESEARCH & MANAGEMENT COMPANY, a corporation organized under the laws of Delaware having its principal place of business in Boston, Massachusetts (the "Administrator"), and STATE STREET RESEARCH MASTER INVESTMENT TRUST, a Massachusetts business trust having its principal place of business in Boston, Massachusetts (the "Trust").

         WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS, the Trust currently has a series known as State Street Research Investment Trust to which this Agreement does NOT apply; and

         WHEREAS, the Trust has established a series known as State Street Research Equity Index Fund ("Fund") with respect to which the Administrator shall render general administration services pursuant to the terms of this Agreement; and

         WHEREAS, the Trust initially desires to invest all of the Fund's investable assets in another mutual fund with an identical investment objective (the "Portfolio").

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         1.       APPOINTMENT.
                  -----------

                  The Trust hereby appoints the Administrator to provide general administration services to the Fund for the period and on the terms herein set forth. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.       DUTIES OF ADMINISTRATOR.
                  -----------------------

                  The Administrator, at its own expense, shall furnish the following services and facilities to the Trust:

                  (a) General Administration. The Administrator shall manage, supervise and conduct the Fund's business affairs and shall provide such services required for effective administration of the Fund as are not provided by employees or other agents


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         engaged by the Fund; provided that the Administrator shall not have any obligation to provide under this Agreement any direct or indirect services to Fund shareholders, any services related to the distribution of Fund shares, or any other services which are the subject of a separate agreement or arrangement between the Fund and the Administrator or other party.

                  (b) Monitoring. The Administrator will monitor the services provided to the Portfolio, subject to the control of the Trust's Board of Trustees. Such monitoring may include among other things, review of Portfolio reports showing tracking with the Standard & Poor's 500 Composite Price Index, review of Portfolio reports showing the composition of securities in the Portfolio on a periodic basis and periodic review of investment practices of the Portfolio.

                  (c) Regulatory Reports. The Administrator shall furnish to the Trust necessary assistance in: (i) the preparation of all reports now or hereafter required by federal or other laws with respect to the Fund; and (ii) the preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body with respect to the Fund.

                  (d) Office Space and Facilities. The Administrator shall furnish the Fund office space in the offices of the Administrator, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, business equipment, supplies, utilities, and telephone service for managing the affairs of the Fund, (to the extent not otherwise provided, and charged, to the Fund under any other agreement or arrangement).

                  (e) Services of Personnel. The Administrator shall provide all necessary executive and administrative personnel to perform clerical, bookkeeping, accounting and other office functions in connection with the administration of the Fund. These services are exclusive of the bookkeeping and accounting services of any dividend disbursing agent, transfer agent, registrar or custodian. The Administrator shall compensate all personnel, officers and Trustees of the Trust if such persons are also employees of the Administrator or its affiliates.

                  (e) Fidelity Bond. The Administrator shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officers and employees of the Trust and/or the Administrator who may singly or jointly with others have access to funds or securities of the Trust, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the Trustees who are not "interested persons" of the Trust, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the Trust to which any such officer or employee may


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         have access. The premium for the bond shall be payable by the Trust in accordance with paragraph 3(o).

         3.       ALLOCATION OF EXPENSE.
                  ---------------------

                  Except for the services and facilities to be provided by the Administrator as set forth in paragraph 2 above, and services provided by the Administrator as set forth in an Advisory Agreement between the Trust and the Administrator, the Trust assumes and shall pay all expenses for all other Trust operations and activities. The Trust shall reimburse the Administrator for the use of the Manager's personnel, equipment, facilities and office space in providing assistance with the operations and activities that are the responsibility of the Trust. (It being understood that the Trust shall allocate such expenses between or among its series to the extent contemplated by its Master Trust Agreement.)

         4.       GENERAL ADMINISTRATION FEE.
                  --------------------------

                  For the services and facilities to be provided by the Administrator as set forth in paragraph 2 hereof, the Trust agrees that the Fund shall pay to the Administrator a monthly fee as soon as practical after the last day of each calendar month, which fee shall be paid at a rate equal to ____________ one hundredths of one percent (0.____%) on an annual basis of the average daily net asset value of the Fund for such calendar month, commencing as of the date on which this Agreement becomes effective with respect to such Fund.

                  In the case of commencement or termination of this Agreement with respect to the Fund during any calendar month, the fee for that month shall be reduced proportionately based upon the number of calendar days during which this Agreement is in effect with respect to the Fund, and the fee shall be computed based upon the average daily net asset value of the Fund during such period.

         5.       RELATIONS WITH TRUST.
                  --------------------

                  Subject to and in accordance with the Master Trust Agreement and By-laws of the Trust and the Certificate of Incorporation and By-laws of the Manager, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Administrator (or any successor thereof) as directors, officers or otherwise, that directors, officers, agents and shareholders of the Administrator (or any successor thereof) are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise, that the Administrator (or any such successor thereof) is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, Certificate of Incorporation and By-laws.

         6.       LIABILITY OF ADMINISTRATOR.
                  --------------------------

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

                  The Administrator shall not be liable to the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Administrator against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         7.       DURATION AND TERMINATION OF THIS AGREEMENT.
                  ------------------------------------------

                  (a) Duration. This Agreement shall become effective with respect to the Fund on the later of (i) the date on which a Registration Statement with respect to the shares of the Fund under the Securities Act of 1933, as amended, is first declared effective by the Securities and Exchange Commission or (ii) the date on which the Fund commences operations or offering its shares to the public.

                  (b) Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

                  (c) Termination. This Agreement may be terminated at any time, without payment of any penalty, by either party, on sixty (60) days' prior written notice to the other party.

         8.       SERVICES NOT EXCLUSIVE.
                  ----------------------

                  The services of the Manager to the Trust hereunder are not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         9.       NOTICES.
                  -------

                  Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be One Financial Center, Boston, Massachusetts 02111.

         10.      GOVERNING LAW; COUNTERPARTS.
                  ---------------------------

                  This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. This Agreement may be executed in any number of


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         counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         11.      LIMITATION OF LIABILITY.
                  -----------------------

                  The term "State Street Research Master Investment Trust" means and refers to the Trustees from time to time serving under the First Amended and Restated Master Trust Agreement of the Trust dated February 5, 1993, as the same may subsequently hereto have been, or subsequently hereto may be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, assistant officers, agents or employees of the Trust as individuals or personally, but shall bind only the trust property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by a duly authorized officer or assistant officer of the Trust, acting as such, and neither such authorization nor such execution and delivery shall be deemed to have been made individually or to impose any personal liability, but shall bind only the trust property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement of the Trust provides, and it is expressly agreed, that each Fund of the Trust shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations, and that no other Fund shall be responsible for the same.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

STATE STREET RESEARCH &                     STATE STREET RESEARCH
MANAGEMENT COMPANY                          MASTER INVESTMENT TRUST




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